EXHIBIT J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

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We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1a of our report dated February 14, 2001, relating to the financial statements and financial highlights of The Gabelli Asset Fund which appear in the December 31, 2000 Annual Report, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

APRIL 25, 2001
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